Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-3 of China Agritech, Inc. of our report dated March 26, 2009, except for Note 22, as to which the date is February 9, 2010, on the consolidated financial statements of China Agritech, Inc. and Subsidiaries. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/	Crowe Horwath LLP
Crowe Horwath LLP
Sherman Oaks, California
February 9, 2010